Exhibit 24.1

F.N.B. CORPORATION

Powers of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of F.N.B. Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Corporation”), hereby constitutes and appoints Vincent J. Delie, Jr., Vincent J. Calabrese, Jr. and James G. Orie, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) post-effective amendments to the registration statements listed on Appendix A hereto, with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date
/s/ William B. Campbell William B. Campbell	Director	August 30, 2016

/s/ James D. Chiafullo James D. Chiafullo	Director	August 30, 2016

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President and Chief Executive Officer and a Director (principal executive officer)	August 30, 2016

/s/ Laura E. Ellsworth Laura E. Ellsworth	Director	August 30, 2016

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Chairman of the Board and a Director	August 30, 2016

/s/ Robert A. Hormell Robert A. Hormell	Director	August 30, 2016

/s/ David J. Malone David J. Malone	Director	August 30, 2016

/s/ D. Stephen Martz D. Stephen Martz	Director	August 30, 2016

/s/ Robert J. McCarthy, Jr. Robert J. McCarthy, Jr.	Director	August 30, 2016

/s/ Frank C. Mencini Frank C. Mencini	Director	August 30, 2016

/s/ David L. Motley David L. Motley	Director	August 30, 2016

/s/ Gary L. Nalbandian Gary L. Nalbandian	Director	August 30, 2016

/s/ Heidi A. Nicholas Heidi A. Nicholas	Director	August 30, 2016

/s/ John S. Stanik John S. Stanik	Director	August 30, 2016

/s/ William J. Strimbu William J. Strimbu	Director	August 30, 2016

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	August 30, 2016

/s/ Timothy G. Rubritz Timothy G. Rubritz	Corporate Controller and Senior Vice President (principal accounting officer)	August 30, 2016

APPENDIX A

Registration Statement	File No.	Securities Covered
Form S-8 • F.N.B. Corporation 2007 Incentive Compensation Plan	333-176202	Common Stock

Form S-8 • F.N.B. Corporation 2007 Incentive Compensation Plan	333-204986	Common Stock

Form S-8 • F.N.B. Corporation Progress Savings 401(k) Plan	333-185929	Common Stock

Form S-8 • F.N.B. Corporation Progress Savings 401(k) Plan	333-162323	Common Stock

Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8 and Post-Effective Amendment No. 2 on Form S-3

•    Parkvale Financial Corporation 1993 Key Employee Stock Compensation Program;

•    Parkvale Financial Corporation 1993 Director’s Stock Option Plan; and

•    Parkvale Financial Corporation Amended and Restated 2004 Stock Incentive Plan

	333-177050	Common Stock

Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8 and Post-Effective Amendment No. 2 on Form S-3

•    PVF Capital Corp. 1996 Incentive Stock Option Plan;

•    PVF Capital Corp. 2000 Incentive Stock Option and Deferred Compensation Plan;

•    PVF Capital Corp. 2008 Equity Incentive Plan; and

•    PVF Capital Corp. 2010 Equity Incentive Plan

	333-189708	Common Stock

Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8 and Post-Effective Amendment No. 2 on Form S-3

•    BCSB Bancorp, Inc. 1999 Stock Option Plan as Amended and Restated; and

•    BCSB Bancorp, Inc. 2009 Equity Incentive Plan

	333-192414	Common Stock

Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8 • Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan	333-207334	Common Stock

Form S-3 • Dividend Reinvestment and Direct Stock Purchase Plan	333-202408	Common Stock

Form S-3	333-207190-01	Series 2015 Notes of FNB Financial Services, LP; and Guaranty of F.N.B. Corporation

Form S-3	333-204274	Common Stock; Preferred Stock; Debt Securities; Depository Shares; Warrants; Stock Purchase Contracts; and Units